                         EXECUTIVE EMPLOYMENT AGREEMENT

       This Executive Employment Agreement ("Employment Agreement") is made and entered into on December 8, 2003 (the "Effective Date") by and between Dennis M. Terry ("Executive"), Clover Leaf Bank, an Illinois-chartered commercial bank (the "Bank"), and Clover Leaf Financial Corp., a Delaware corporation (the "Holding Company").

                                    RECITALS

       A. Executive is currently employed as the President and Chief Executive Officer of the Bank and the Holding Company.

       B. Executive and the Bank desire for Executive to continue to render services to and on behalf of the Bank and its Affiliates (as defined below), including the Holding Company.

       C. The Holding Company, the sole shareholder of the Bank, desires for Executive and the Bank to enter into this Employment Agreement for the benefit of the Bank and the Holding Company.

                                    AGREEMENT

       In consideration of the mutual promises contained in this Employment Agreement and in the Change in Control Agreement entered into between the parties hereto on this day ("Change in Control Agreement"), the parties agree as follows:

       1. POSITION AND RESPONSIBILITIES. During the Employment Term (as defined below), Executive agrees to serve as President and Chief Executive Officer of the Bank and the Holding Company, or in such other position or positions as the Bank's Board of Directors (the "Bank Board") or the Holding Company's Board of Directors (the "Holding Company Board") may from time to time determine. Executive also agrees to serve as an officer and director of any Affiliate during the Employment Term, if requested by the Bank or the Holding Company. For purposes of this Employment Agreement, "Affiliate" means the Bank, the Holding Company, and any other entity the majority of the outstanding equity or voting shares (or other indicia of ownership) of which is owned by the Bank or the Holding Company. Executive's duties shall include those customarily performed by a President and Chief Executive Officer of a commercial bank and a bank holding company, including activities and services related to the organization, operation, and management of the Bank, and such other duties as may be determined by the Bank Board or the Holding Company Board from time to time. Executive shall at all times faithfully perform his duties in the highest professional, ethical, and legal manner and in accordance with the directives issued and policies adopted by the Bank Board and the Holding Company Board.

       2. EMPLOYMENT TERM. The period of Executive's employment under this Employment Agreement shall begin as of the Effective Date and shall continue until September 30, 2005 (the "Employment Term" or the "Term"), unless sooner terminated pursuant to the provisions of Section 4 or extended by mutual written agreement of the parties.

       3. COMPENSATION AND REIMBURSEMENT.

       (a) As compensation for all of the services to be rendered by Executive as described in Section 1 of this Employment Agreement, the Bank shall pay Executive a salary of at least $140,000.00 per year ("Base Salary") during the Employment Term, payable bi-weekly or in accordance with such other periodic payroll periods as the Bank may adopt for the payment of its management employees. The Bank Board shall review Executive's performance at least annually during the Employment Term and as a result of such reviews the Bank Board may cause the Bank to increase, but not decrease, Executive's Base Salary. The Bank Board may pay Executive additional compensation in the form of a bonus or bonuses, depending on the Bank's profitability, Executive's performance, and other factors the Bank Board deems relevant, all in the Bank Board's sole discretion.

       (b) The Bank shall provide Executive with such benefits as are provided to its permanent, full-time management employees, including any retirement plans, profit-sharing plans, health insurance plans, or other benefit plans or programs, all as the Board may adopt or amend from time to time in its sole discretion. Nothing herein shall limit the Bank's right to amend or terminate any benefit, plan, or program in the Bank Board's sole discretion, so long as the amendment or termination is not designed to affect only the benefit of Executive. The Bank does not guarantee that Executive will qualify for any insurance or that any policy or benefit plan or program now in effect will be continued. In no case shall the Bank be liable for any death benefit, medical expenses, or other amount in excess of the Bank's portion of the premiums or contributions for coverage under the plan or plans that may be in effect.

       (c) The Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive in performing his duties, subject to and in accordance with applicable policies and procedures as the Bank Board may enact from time to time.

       4. TERMINATION. This Employment Agreement and Executive's employment shall terminate upon the first of the following to occur:

       (a) The end of the Employment Term, as provided above, unless extended by mutual agreement of the Executive and the Bank.

       (b) Upon Executive's death.

       (c) Upon Executive's Disability. For purposes of this Employment Agreement, "Disability" means: Executive becoming materially incapacitated from fully performing Executive's duties under this Employment Agreement (taking into account reasonable accommodation by the Bank to the extent required by law) by reason of any illness, injury, or any other condition for any period of time in excess of the paid and unpaid leave to which he may then be entitled pursuant to the Bank's policies as may be in effect from time to time or by law. Provided, nothing in this paragraph shall limit Executive's rights under the Family Medical Leave Act, the Americans with Disabilities Act, or any other applicable law. Nothing in this Employment Agreement shall require the Bank to pay Executive during any time that he is

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

absent from work due to illness or injury beyond the time provided in the Bank's then effective sick leave and other policies.

       (d) In the event of a Change in Control (as defined in the Change in Control Agreement), in which case Executive's employment and this Employment Agreement shall terminate when the Change in Control becomes effective.

       (e) Upon written notice to Executive by the Bank for Cause. For purposes of this Employment Agreement, "Cause" means Executive: (i) stealing or misappropriating any funds or other property of the Bank or of any customer of the Bank, or committing any other act involving dishonesty or moral turpitude in connection with the Bank's business, assets, customers, or Affiliates; (ii) breaching any term or provision of this Employment Agreement, including, without limitation, habitually or repeatedly neglecting his duties, failing to comply with any policy of the Bank or any directive of the Board (that is not in contravention of this Employment Agreement) and failing to cure the breach within such reasonable time as requested by the Bank, not to exceed 30 days after written notice of breach to Executive; (iii) committing any act constituting a felony under federal or state law; (iv) using or possessing any illegal drug; or (v) operating while under the influence of alcohol or drugs a vehicle while on Bank or Holding Company business, or at any time while operating a vehicle owned or leased by the Bank, the Holding Company, or another Affiliate.

       (f) Notwithstanding anything else, if Executive remains employed by the Bank or any other Affiliate after the end of the Employment Term, then, unless the parties execute a written agreement regarding the terms of such employment, Executive shall be an employee at-will (except as provided in the next sentence) and the terms of this Employment Agreement shall not apply, except to the extent any provision hereof is expressly stated to survive the termination of this Employment Agreement. Provided, either party shall give the other at least 14 days advance written notice in order to terminate Executive's employment at anytime when he is employed by the Bank or the Holding Company, unless there is a written agreement then in effect requiring notice further in advance of the termination. The terms of this paragraph shall survive the termination of this Employment Agreement and the termination of Executive's employment, and remain effective unless superceded by a written agreement executed by the Bank and/or the Holding Company, and by Executive.

       5. NON-COMPETITION.

       (a) Executive agrees that he will not Compete (as defined below) anywhere within the Non-Compete Area (as defined below) at any time during the Non-Compete Period (as defined below).

       (b) For purposes of this Employment Agreement, "Compete," "Competes with," "Competing," and similar terms mean to work for or advise, consult with, assist, or otherwise serve, directly or indirectly, whether as an employee, independent contractor, director, consultant, owner, or otherwise, any commercial bank, home savings bank, savings and loan association, credit union, other financial institution, or other entity whose business materially competes with the depository, lending, or other business activities of the Bank, the Holding

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

Company, or any other Affiliate (but as to Affiliates other than the Bank or the Holding Company, only those that are existing and constitute Affiliates while Executive is employed by the Bank, the Holding Company, or another Affiliate, whether such employment is pursuant to this Employment Agreement or otherwise).

       (c) The "Non-Compete Area" means all of Madison County, Illinois and St. Clair County, Illinois. For purposes of this Employment Agreement, Executive's activities during the Non-Compete Period shall be deemed to be within the Non-Compete Area if (i) Executive is employed by, consults with, or otherwise assists or serves any bank, home savings bank, credit union, savings and loan association, or other financial institution that has an office within Madison or St. Clair Counties in Illinois, regardless of the location of Executive's principal office, if any, provided for him by such entity, or (ii) Executive would be deemed to be Competing in the Non-Compete Area without regard to this sentence. Provided, however, clause (i) of the preceding sentence shall not apply if Executive is employed in a state other than Illinois or Missouri. Executive acknowledges and agrees that the scope of the restriction on Competing as set forth in this paragraph is reasonable because of the clarity and reduction of the chance of ambiguity it provides and in view of the ease with which banking business may be transacted electronically and by other means that would otherwise allow the spirit and intent of the provisions of this Section 5 to be frustrated.

       (d) The "Non-Compete Period" means the time period from the Effective Date until 2 years after the later of the termination of this Employment Agreement, or if Executive is employed by the Bank, the Holding Company, or another Affiliate at any time after the termination of this Employment Agreement, the termination of Executive's employment by such Affiliate, regardless of the reason for termination and regardless of whether termination is initiated by Executive or by the Bank, the Holding Company, or other Affiliate.

       (e) Executive agrees that he will not, at any time during the Non-Compete
Period: (i) induce or attempt to induce any person to leave the employ of the Bank, the Holding Company, or any other Affiliate; or (ii) induce or attempt to induce any customer or potential customer not to transact business with the Bank or any other Affiliate, or to transact business with any entity that Competes with the Bank or any Affiliate.

       (f) Executive acknowledges that the Bank and the Holding Company have entered into this Employment Agreement and the Change in Control Agreement in reliance on the terms of this Section 5 and would not have entered into this Employment Agreement or the Change in Control Agreement without receiving in return the promises of Executive contained in this Section 5. However, in the event any of the provisions of this Section 5 are deemed by a court of competent jurisdiction to exceed the time, geographic, or other limitations permitted by applicable law, such provisions shall be reformed to the maximum time, geographic, or other limitations permitted by applicable law, and shall be fully enforceable as reformed. In addition to enforcement by restraining order and injunction, the Bank and the Holding Company shall be entitled to pursue all other remedies available at law or in equity for breach or threatened breach of the terms of this Section 5.

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

       (g) The restrictions on Executive's activities shall cease to apply and Executive shall be permitted to Compete without restriction if Executive's employment is terminated other than for Cause during the Employment Term and such termination results in a breach of this Employment Agreement by the Bank or the Holding Company. (h) The terms of this Section 5 shall survive the termination of this Employment Agreement and the termination of Executive's employment.

       6. CONFIDENTIAL INFORMATION.

       (a) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and the Holding Company, as may exist from time to time, are valuable, special, and unique assets of the Bank and the Holding Company. Executive acknowledges that the business of the Bank and other Affiliates is highly competitive and that the Bank has provided and will provide Executive with access to Confidential Information (as defined below) relating to the business of the Bank, the Holding Company, and other Affiliates. Executive agrees that he will not, during or after the Employment Term, make any disclosure of Confidential Information except (i) as necessary in the performance of his duties on behalf of the Bank, the Holding Company, or another Affiliate, (ii) as may be required to be provided to any federal or state banking agency with jurisdiction over the Bank, the Holding Company, or Executive, or (iii) as may be required by any court order or lawfully issued subpoena. Executive also agrees to preserve and protect the confidentiality of each third party's confidential information (such as, for example, confidential information of a customer of the Bank obtained by Executive in the course of his employment) to the same extent, and on the same basis, as the Confidential Information.

       (b) For purposes of this Employment Agreement, "Confidential Information" means and includes the confidential or proprietary information, business and marketing plans, and trade secrets that have been or are hereafter developed or used by the Bank, the Holding Company, or any other Affiliate and which cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following information regarding: (i) plans for additional branches, possible locations of future branches, and the plans for the marketing of business at those branches;
(ii) customers (including, but not limited to, the name, title, and position of the customer's key personnel with respect to business of the type conducted with Bank or any other Affiliate, and the specific needs, preferences, concerns, corporate "personality," and other information about any customer that is or would be useful in obtaining and maintaining the customer's repeat business and goodwill); (iii) employees and applicants for employment (including, but not limited to, educational background, particular skills and abilities, work history, compensation data, work preferences, home telephone number, address, current availability, and other information that is useful in attracting and assessing qualified employee applicants); and (iv) marketing, financial, and industry information that is not generally known to the public (including, but not limited to, strategies, financial information, methods, and proposals).

       (c) The provisions of this Section 6 may be enforced by an action for a temporary restraining order, preliminary injunction, and permanent injunction, in addition to all other remedies available to the Bank in equity or at law.

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

       (d) The terms of this Section 6 shall survive the termination of this Employment Agreement and the termination of Executive's employment.

       7. MISCELLANEOUS PROVISIONS.

       (a) This Employment Agreement and the Change in Control Agreement contain the entire understanding between the parties hereto related to Executive's employment by the Bank and the Holding Company. This Employment Agreement supersedes any prior employment agreement between Executive and the Bank, the Holding Company, or any other Affiliate. There are no representations or agreements, written or oral, between Executive and the Bank, the Holding Company, or any Affiliate concerning the employment of Executive. No agreement, amendment, nor any modification of any agreement, term of employment, or other understanding between Executive and the Bank, the Holding Company, or another Affiliate, shall be binding on any party unless set forth in writing and signed by the party against whom enforcement is sought.

       (b) This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, the services of Executive being unique and of a personal nature, Executive may not assign this Employment Agreement or any of his rights hereunder. The Bank and/or the Holding Company may assign any or all of their respective rights hereunder, but any such assignment shall not relieve the Bank or the Holding Company of liability for any breach of this Employment Agreement by the Bank, the Holding Company, or any assignee unless Executive so agrees in writing.

       (c) No term or condition of this Employment Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Employment Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future.

       (d) If for any reason any term or provision of this Employment Agreement or part thereof is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other term or provision, and all terms and parts thereof shall continue in full force and effect to the greatest extent allowed by law.

       (e) The section and paragraph headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Employment Agreement.

       (f) This Employment Agreement shall be deemed for all purposes as drafted and prepared by all parties hereto and no provision hereof shall be construed against any party on the ground that such party drafted or participated in the drafting of such provision or any other part or all of this Employment Agreement.

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

       (g) In the event of the dispute regarding Executive's employment by the Bank or the Holding Company, or regarding any term or provision of this Employment Agreement or the performance thereof, the prevailing party shall be entitled to recover its attorneys' fees and costs, in addition to all other remedies to which such party is entitled.

       (h) The Bank is primarily liable for the obligations to Executive pursuant to this Employment Agreement. However, if the Bank fails to perform any of such obligations, or if the Bank or the Holding Company breaches any term or provision of this Employment Agreement, the Holding Company and the Bank shall be jointly and severally liable to Executive.

       (i) This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

       (j) The terms of this Section 7 shall survive the termination of this Employment Agreement and the termination of Executive's employment.

       IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the date first above written.

Executive:                                 Clover Leaf Bank


/s/ Dennis M. Terry                        /s/ Robert W. Schwartz
-------------------------                  ------------------------------
Dennis M. Terry                            By: Robert W. Schwartz, Chairman

                                           Attest:

                                           /s/ Gary D. Niebur
                                           ------------------------------
                                           By: Gary D. Niebur, Vice Chairman

                                           Clover Leaf Financial Corp.

                                           /s/ Robert W. Schwartz
                                           ------------------------------
                                           By: Robert W. Schwartz

                                           Attest:

                                           /s/ Gary D. Niebur
                                           ------------------------------
                                           By: Gary D. Niebur, Vice Chairman



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